Exhibit 1.2


                 BRITISH COLUMBIA REGISTRAR OF COMPANIES FORM 19

                    SPECIAL RESOLUTION AND ALTERED MEMORANDUM




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                                 [logo omitted]
                                BRITISH COLUMBIA

                                     -------
                                     FORM 19
                                    --------

                                  (Section 348)



                                         Certificate of Incorporation No. 599161



                                   COMPANY ACT

                               SPECIAL RESOLUTION


The following special resolution was passed by the undermentioned company on the date stated:

Name of Company PLANEX VENTURES LTD.

Date resolution passed     May 9, 2002
                        --------------------------------------------------------

Resolution:

     ON MOTION MADE, SECONDED AND CARRIED, IT WAS RESOLVED, as a special resolution, with or without amendments, that:

     (a) the name of the Company be changed from "Planex Ventures Ltd." to "Tumi Resources Limited" or such other name as to be determined by the board of directors and approved by the Canadian Venture Exchange and Registrar of Companies (British Columbia);

     (b) the Memorandum and Articles of the Company be altered to reflect the foregoing name change; and

     (c) notwithstanding that the members of the Company have passed the proposed name change, the board of directors of the Company may, by resolution at any time, in its absolute discretion, determine the time for implementation of the proposed name change, including determining the time at which certified copies of the foregoing Special Resolution is to be filed with the Registrar of Companies, and determine not to proceed with the proposed name change, without further approval, ratification or confirmation by the members of the Company.

The Memorandum of the Company, as altered, is attached hereto as Schedule "A".

Certified a true copy on     2002/05/22         /s/ Nick DeMare
                         -----------------      --------------------------------
                             yyyy/mm/dd         (Signature)

                                                Nick DeMare, Director
                                               (Relationship to Company)



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                                  SCHEDULE "A"


                          PROVINCE OF BRITISH COLUMBIA

                                     Form 1
                                   (Section 5)

                                   COMPANY ACT

                               ALTERED MEMORANDUM

              (As altered by Special Resolution passed May 9, 2002)



I wish to be formed into a company with limited liability under the Company Act in pursuance of this Memorandum.


1.   The name of the Company is "TUMI RESOURCES LIMITED".

2. The authorized capital of the Company consists of ONE HUNDRED MILLION (100,000,000) common shares without par value.

3. I agree to take the number and kind and class of shares in the Company set opposite my name.




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